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                                                                                                   Exhibit 99(a)(6)

                         MONTHLY SERVICER'S CERTIFICATE
           (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
          OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

               TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                               Series 2003-1 Bonds

         TXU Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing Agreement") between TXU Electric Delivery Company, as Servicer, and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:


        SERIES 2003-1 COLLECTION PERIOD: December 2004

                                        a. Series 2003-1         b. Series 2003-1   c. Actual              d. Series 2003-1
                                           Transition               Transition         Series 2003-1          Transition
                                           Charge in                Charge             Transition             Charge
                                           Effect                   Billed             Charge                 Remittance
                                           ------                   ------             Payments               Made to
Customer Class                                                                         Received               Trustee
--------------                                                                         --------               --------
Residential Service                    $0.000691/kWh            $  1,722,935.38       $1,520,451.32         $1,520,451.32

General Service Secondary                                       $  2,072,148.19       $2,122,698.76         $2,122,698.76

       Non-demand                      $0.000632/kWh

       Demand                          $0.185/kW

General Service Primary                                             $302,422.85          $351,754.89           $351,754.89

       Non-demand                      $0.000455/kWh

       Demand                          $0.219/kW

High Voltage Service                   $0.092/kW                    $124,108.40           $64,005.26            $64,005.26

Lighting Service                       $0.000794/kWh                 $31,870.86           $34,423.99            $34,423.99

Instantaneous Interruptible            $0.087/kW                     $84,300.43          $108,489.71           $108,489.71

Noticed Interruptible                  $0.174/kW                    $160,526.58          $138,857.35           $138,857.35
                                                                  -------------        -------------         -------------
                                                                  $4,498,312.69        $4,340,681.28         $4,340,681.28
         Total

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         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 10th day of January, 2005.



                                                 TXU ELECTRIC DELIVERY COMPANY,
                                                 as Servicer


                                                 By     /s/ John M. Casey
                                                  -----------------------------
                                                 Name:  John M. Casey
                                                 Title: Assistant Treasurer






















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